Exhibit 99.1

AMARIN APPOINTS JONATHAN PROVOOST EXECUTIVE VICE PRESIDENT, CHIEF LEGAL & COMPLIANCE OFFICER

— Provoost Brings More than 20 Years of Corporate Counsel Experience to Amarin —|

DUBLIN, Ireland and BRIDGEWATER, N.J., OCTOBER 31, 2023 – Amarin Corporation plc (NASDAQ:AMRN) today announced the appointment of Jonathan Provoost as the Company’s new Executive Vice President, Chief Legal & Compliance Officer. He will join the Company on November 15.

Mr. Provoost, who most recently served as Vice President, General Counsel and Chief Compliance Officer at Tris Pharma, Inc., brings more than 20 years of corporate legal experience, having served most of his career in large and medium-sized pharmaceutical companies.

“We are excited to welcome Jonathan to Amarin, where he will serve as an integral part of our leadership team and will be responsible for helping define and execute our ongoing legal and compliance strategy to support our key priorities,” said Patrick Holt, President & CEO, Amarin. “Jonathan’s depth of experience with corporate and compliance matters, as well former leadership roles managing intellectual property, complex litigation, business development and transactional matters, will provide the right mix of capabilities to help support Amarin and our future path.”

Mr. Provoost’s broad experience in the legal profession includes serving as Chief Compliance Officer and General Counsel, management of intellectual property, general transactions, litigation, and various business activities. Throughout Jonathan’s career he has enjoyed positions of increasing managerial responsibility, and most recently, served as Vice President, General Counsel and Chief Compliance Officer at Tris Pharma, Inc. Prior to Tris, Jonathan served as General Counsel for Business Development & Licensing at Mallinckrodt Pharmaceuticals following a number of roles of increasing responsibility at the company. Earlier in his career, Mr. Provoost served in various legal roles for other pharmaceutical companies, including Ikaria, Inc., Kos Pharmaceuticals and Bristol-Myers Squibb. Jonathan earned his J.D. from Pace University School of Law, his M.B.A. from Lehigh University, and a B.S. in Chemistry from SUNY Oswego, in addition to serving in the U.S. Marine Corps Reserve. He is admitted to NY/NJ bars and is registered to practice before the U.S. Patent and Trademark Office (USPTO).

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including key priorities and the overall potential and future success of VASCEPA (marketed as VAZKEPA in Europe) and Amarin generally. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Amarin’s annual report on Form 10-K for the full year ended 2022, subsequently filed quarterly reports on Form 10-Q (including the upcoming quarterly report for the quarter ended September 30, 2023), current reports on Form 8-K and other filings made by Amarin with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Availability of Other Information About Amarin

Amarin communicates with its investors and the public using the company website (www.amarincorp.com) and the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor Inquiries:

Jordan Zwick

Amarin Corporation plc

IR@amarincorp.com

Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

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